Exhibit 99.1

Contact:           Scott Lamb
Vice President, Investor Relations
(713) 513-3344

CAMERON ANNOUNCES RESULTS FOR SECOND QUARTER OF 2015

•	$0.83 fully diluted earnings per share excluding discontinued operations and other costs
•	Results aided by strong execution and cost reduction
•	15% sequential-quarter increase in orders

HOUSTON, July 23, 2015 -- Cameron (NYSE: CAM) today reported fully diluted earnings per share, excluding discontinued operations and other costs, of $0.83 for the second quarter of 2015, compared to $0.95 for the same period of 2014.

Other costs in the second quarter of 2015 amounted to $37 million, or $0.12 per share, as detailed in an accompanying table.

On a GAAP basis, the Company’s fully diluted earnings per share for the second quarter and first six months of 2015 were $0.73 and $0.98, respectively, as compared to $1.08 and $1.57 for the same periods of 2014.

Commenting on the Company’s performance in the second quarter of 2015, Chairman and Chief Executive Officer Jack B. Moore, said, “The Company reported solid earnings and orders despite challenging market conditions. Our financial results reflected outstanding execution across the enterprise when compared to the year ago quarter, driven by our Subsea and Drilling segments and a 16% decline in our SG&A expense.”

Orders

Consolidated orders increased 15% on a sequential-quarter basis from the first to the second quarter of 2015, reflecting the breadth and competitive differentiation of Cameron’s portfolio of businesses.  Specifically, the sequential-quarter gains occurred in three of the Company’s four reporting segments and amounted to 32% in Subsea, 23% in Drilling and 5% in Surface.  Subsea processing technology continued to gain traction during the second quarter, with the segment recording a significant award for subsea boosting in the Gulf of Mexico.  The segment also recorded a $330 million award for subsea production equipment for a project offshore North Africa and, separately, a front-end engineering and design contract for a proposed floating LNG development offshore northwest Australia.

Cash Flow from Operations and Capital Program

The Company ended the quarter with cash, cash equivalents and short-term investments totaling $1.7 billion and a net debt to total capital ratio of 17%, which gives the Company significant flexibility to deal with the uncertainty presented by this downturn, execute on its strategic initiatives and position itself for future growth.

Cameron’s capital expenditures totaled $41 million in the second quarter of 2015, as compared to $73 million in the second quarter of 2014. As of the end of the second quarter of 2015, approximately $285 million remained available under the Company’s existing share purchase authorization.

2015 Outlook

Moore said, “Although the industry downturn continues to pose many challenges, we believe the pace of the decline in customer spending has begun to moderate.  In this environment, we remain focused on the things we can control: the ongoing systemic reduction in our cost structure, execution, customer relationships and technology advancement.  We believe this focus will ensure that the company generates long-term value for our stakeholders.”

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil and gas industries.

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In addition to the historical data contained herein, this document includes forward-looking statements regarding generation of long-term value, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company’s products, particularly as affected by North American activity; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the possibility of cancellations of orders; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity. In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services. Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes it may make in its cost structure, staffing or spending levels.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$2,222	$2,570	$4,495	$4,899

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,585	1,850	3,193	3,540
Selling and administrative expenses	279	333	565	651
Depreciation and amortization	89	88	178	173
Interest, net	33	30	71	62
Other costs (gains), net	37	(6)	614	43
Total costs and expenses	2,023	2,295	4,621	4,469

Income (loss) from continuing operations before income taxes	199	275	(126)	430
Income tax provision	(47)	(65)	(100)	(110)
Income (loss) from continuing operations	152	210	(226)	320
Income from discontinued operations, net of income taxes	3	23	432	28
Net income	155	233	206	348
Less: Net income attributable to noncontrolling interests	15	12	17	16
Net income attributable to Cameron stockholders	$140	$221	$189	$332

Amounts attributable to Cameron stockholders:
Income (loss) from continuing operations	$137	$198	$(243)	$304
Income from discontinued operations	3	23	432	28
Net income attributable to Cameron stockholders	$140	$221	$189	$332
Earnings (loss) per common share attributable to Cameron stockholders:
Basic -
Continuing operations	$0.71	$0.97	$(1.27)	$1.46
Discontinued operations	0.02	0.11	2.25	0.13
Basic earnings per share	$0.73	$1.08	$0.98	$1.59

Diluted -
Continuing operations	$0.71	$0.97	$(1.27)	$1.44
Discontinued operations	0.02	0.11	2.25	0.13
Diluted earnings per share	$0.73	$1.08	$0.98	$1.57
Shares used in computing earnings per common share:
Basic	191	204	192	209
Diluted	192	205	192	211

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets:
Cash and cash equivalents	$1,295	$1,513
Short-term investments	436	113
Receivables, net	2,096	2,389
Inventories, net	2,938	2,929
Other current assets	390	391
Assets of discontinued operations	–	217
Total current assets	7,155	7,552

Plant and equipment, net	1,814	1,964
Goodwill	1,880	2,461
Intangibles, net	683	728
Other assets	200	187
Total Assets	$11,732	$12,892

Liabilities and Stockholders’ Equity:
Short-term debt	$31	$263
Accounts payable and accrued liabilities	2,933	3,748
Accrued income taxes	298	168
Liabilities of discontinued operations	–	90
Total current liabilities	3,262	4,269

Long-term debt	2,813	2,819
Deferred income taxes	180	193
Other long-term liabilities	167	167
Total liabilities	6,422	7,448

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at June 30, 2015 and December 31, 2014	3	3
Capital in excess of par value	3,242	3,255
Retained earnings	5,820	5,631
Accumulated other elements of comprehensive income (loss)	(693)	(540)
Less: Treasury stock, 71,671,246 shares at June 30, 2015 (68,139,027 shares at December 31, 2014)	(3,955)	(3,794)
Total Cameron stockholders’ equity	4,417	4,555
Noncontrolling interests	893	889
Total equity	5,310	5,444

Total Liabilities and Stockholders’ Equity	$11,732	$12,892

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$155	$233	$206	$348
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Asset impairment and other charges	10	4	563	44
Pre-tax gain on sale of Centrifugal Compression business	–	(95)	(681)	(95)
Depreciation	77	71	152	139
Amortization	12	19	26	38
Non-cash stock compensation expense	13	15	23	30
Gain from remeasurement of prior interest in equity method investment	–	(8)	–	(8)
Deferred income taxes and tax benefit of employee stock compensation plan transactions transactions	(14)	34	(15)	17
Changes in assets and liabilities, net of translation, and non-cash items:
Receivables	104	171	252	111
Inventories	35	(53)	(70)	(228)
Accounts payable and accrued liabilities	(284)	(257)	(755)	(471)
Other assets and liabilities, net	(80)	79	134	114
Net cash provided by (used for) operating activities	28	213	(165)	39
Cash flows from investing activities:
Pre-tax net proceeds received from sale of Centrifugal Compression business	–	547	832	547
Proceeds from sales and maturities of short-term investments	252	18	400	23
Purchases of short-term investments	(264)	(33)	(723)	(38)
Capital expenditures	(41)	(73)	(130)	(178)
Acquisitions	–	(18)	–	(18)
Proceeds from sales of plant and equipment	2	4	7	10
Net cash provided by (used for) investing activities	(51)	445	386	346
Cash flows from financing activities:
Issuance of senior notes	–	500	–	500
Debt issuance costs	–	(4)	–	(4)
Short-term loan borrowings (repayments), net	(11)	(321)	(212)	9
Purchase of treasury stock	(13)	(303)	(195)	(1,205)
Contribution to noncontrolling interest owners	18	–	18	–
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	3	16	(5)	25
Excess tax benefits from employee stock compensation plan transactions	–	4	1	6
Principal payments on capital leases	(3)	(5)	(9)	(8)
Net cash used for financing activities	(6)	(113)	(402)	(677)
Effect of translation on cash	2	8	(37)	4
Increase (decrease) in cash and cash equivalents	(27)	553	(218)	(288)
Cash and cash equivalents, beginning of period	1,322	972	1,513	1,813
Cash and cash equivalents, end of period	$1,295	$1,525	$1,295	$1,525

Cameron
Unaudited Supplemental Segment Financial Data
($ millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues:
Subsea	$658	$735	$1,289	$1,416
Surface	510	613	1,053	1,151
Drilling	719	766	1,445	1,433
Valves and Measurement (V&M)	381	539	809	1,039
Elimination of intersegment revenues	(46)	(83)	(101)	(140)
Consolidated revenues	$2,222	$2,570	$4,495	$4,899

Segment operating income before interest and income taxes:
Subsea	$67	$46	$124	$75
Surface	69	108	161	199
Drilling	119	97	254	164
V&M	44	110	89	208
Elimination of intersegment earnings	(7)	(24)	(23)	(36)
Segment operating income before interest and income taxes	292	337	605	610

Corporate Items:
Corporate expenses	(23)	(38)	(46)	(75)
Interest, net	(33)	(30)	(71)	(62)
Other (costs) gains, net	(37)	6	(614)	(43)
Consolidated income (loss) from continuing operations before income taxes	$199	$275	$(126)	$430

Orders:
Subsea	$742	$596	$1,302	$1,025
Surface	471	619	921	1,255
Drilling	327	639	594	1,456
V&M	369	517	757	1,053
Consolidated orders	$1,909	$2,371	$3,574	$4,789

	June 30,	December 31,	June 30,
Backlog (at end of period):	2015	2014	2014
Subsea	$4,178	$4,263	$4,763
Surface	970	1,025	1,146
Drilling	2,405	3,327	3,922
V&M	809	921	1,026
Consolidated backlog	$8,362	$9,536	$10,857

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended June 30, 2015
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$137	$0.71
Adjustments:
Facility closures and severance	13
Asset charges	6
Loss on Angola currency devaluation	6
All other	(2)
Net income attributable to Cameron, excluding charges	$160	$0.83

(1)	Based on 192 million diluted shares

	Three Months Ended June 30, 2014
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$198	$0.97
Adjustments:
Facility closures and severance	2
Gain from remeasurement of prior interest in equity method investment	(6)
Net income attributable to Cameron, excluding charges	$194	$0.95

(1)	Based on 205 million diluted shares